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                                                                   Exhibit 10.7



         This Secured Promissory Note ("Note") has been executed and delivered by James A. Kitchen (the "Maker") to Z-Tel Technologies, Inc. (the "Payee") pursuant to a certain Loan and Guaranty Agreement between them of even date herewith. Under that Agreement, Z-Tel agreed to guarantee a certain loan from Thomas Weisel Partners ("Weisel") to the Maker (the "Loan") and to deposit funds in an account with Weisel (the "Account") equal or greater than the balance of the Loan. To the extent any funds in the Account are foreclosed upon by Weisel to reduce or pay the Loan, such amount or amounts will be deemed advances on this Note by Payee to the Maker.


                            SECURED PROMISSORY NOTE

                                                         Date: January 11, 2001


         FOR VALUE RECEIVED, the undersigned, James A. Kitchen hereby promises to pay to the order of Z-Tel Technologies, Inc., or the Payee's successors or assigns, (the Payee, the Payee's successors and assigns and any holder of this Note are collectively referred to in this Note as the "Holder"), at 601 S. Harbour Island Boulevard, Suite 220, Tampa, Florida 33602, or such place as the Holder of this Note may designate in writing, the principal sum of all advances made by the Payee to the Maker, together with interest on the unpaid balance in accordance with the following provisions:

         A. Interest will accrue on the unpaid principal balance at an annual rate equal to the Prime Rate plus two percent. The Prime Rate will be the Prime Rate published from time to time by the Wall Street Journal.

         B.       Principal and accrued interest will be payable ON DEMAND.

         C. All payments will be applied first to accrued interest due and payable and then to principal. Interest will accrue at a rate of 1/365th of the annual rate of interest for each day that principal is outstanding. The Maker may prepay any portion of this Note any time without penalty or premium. All advances will be additions to principal and will constitute a single indebteness. No individual advance will be considered a separate loan. Rather such advances will represent increases in the unpaid principal balance.

         D. In the event the amount of interest due or payments in the nature of interest exceed the maximum rate of interest allowed by applicable law, then the excess sum, if paid, will be applied to principal. Under no circumstances will the Maker be required to pay interest in excess of the maximum rate allowed by law.

         E. Time is of the essence of this Note. If the Maker fails to make any payment when due under this Note and the failure is not cured within ten days after notice is given to the Maker,



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or if the Maker defaults on any obligation contained in any other agreement between the Maker and the Payee or defaults on any other indebtedness owing to the Holder and the failure has not been cured in accordance with the other agreement or instrument of the indebtedness, or if the Maker becomes insolvent or bankrupt, then, at the option of the Holder, the entire unpaid balance of principal and accrued interest will become due and payable immediately without demand or notice.

         F. Except as otherwise expressly set forth in this Note, the Maker hereby waives presentment for payment, protest, grace and all notices or demands of any kind whatsoever, including notice of dishonor or non-payment.

         G. The Maker promises to pay all costs, including reasonable court costs, attorneys' fees, and the costs of paralegals and other investigative and legal support personnel, incurred by the Holder in enforcing this Note and collecting the amounts due. All such costs will be added to a become principal under this Note.

         H. This obligations under this Note are further evidenced by a certain pledge and security agreement between the Maker and the Payee. All rights and remedies of the Holder whether evidenced by this Note or any other document or instrument will be cumulative and may be exercised severally or concurrently.

         I. Every provision of this Note is intended to be severable. If any court of competent jurisdiction determines that any provision or portion of a provision in this Note is illegal or invalid, then the remainder of this Note will not be affected. Moreover, any provision of this Note determined by such court to be unreasonable, arbitrary or against public policy will be modified as necessary so that it is not unreasonable, arbitrary or against public policy.

         J. A waiver by the Holder of any default or failure by the Maker under this Note will not operate or be construed as a waiver of any other default or failure or a waiver of the same default or failure on a future occasion. No delay or omission by the Holder in enforcing any rights under this Note, acceptance by the Holder of a past-due payment or the granting of any other indulgence from time to time by the Holder will operate or be construed as a waiver or a novation, prevent the Holder from insisting on strict compliance with the terms of this Note or prevent the Holder from exercising any rights granted by this Note or applicable laws. No extension of the time for payment will operate to release, discharge, modify, change or affect the original liability of the Maker or any person, entity or organization liable for payment under this Note, either in whole or part, unless the Holder agrees otherwise in writing. This Note may not be modified or amended except by a writing signed by the party against whom enforcement of the modification or amendment is sought.

         K. All references to the "Maker" and the "Holder" under this Note will be deemed to include their respective legal representatives, administrators, executors, successors and assigns, whether arising voluntarily or by operation of law.


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         L.       Wherever from the context it appears appropriate, each term stated in either the singular or the plural will include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender will include the masculine, feminine and neuter genders.

         M. This Note will be governed by and interpreted in accordance with the substantive laws of the State of Florida without reference to conflicts of law. Venue for the purposes of any litigation in connection with this Note will, at the option of the Holder, lie solely in the Circuit Court in and for Hillsborough County, Florida or the United States District Court in and for the Middle District of Florida. The Maker hereby consents to the jurisdiction of the federal and state courts located in Florida, and hereby consents to service of process by regular mail at the Maker's address set forth below. The Maker hereby irrevocably waives all rights to demand a jury trial.

         N. The obligations of the Maker under this Note are absolute and unconditional and are not subject to set-off or any deductions of any kind.

         IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND, the undersigned has executed effective as of the date first set forth above.


                                          MAKER:


                                          /s/ James A. Kitchen
                                          -------------------------------------
                                          James A. Kitchen


                                          215 Bolling Road,
                                          Atlanta, Georgia 30305
                                          -------------------------------------
                                                          Address


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